SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 13, 2010
HARBINGER GROUP INC.

(Exact Name of Registrant as Specified in Its Charger)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4219	74-1339132

(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 906-8555

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events
     On August 13, 2010, a Special Committee of the Board of Directors of Harbinger Group Inc. (the “Company”) received a letter from Harbinger Capital Partners Master Fund I, Ltd, Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (collectively, the “Harbinger Parties”) proposing that the Harbinger Parties contribute to the Company at least a majority of the total outstanding shares of common stock of Spectrum Brands Holdings, Inc. (“Spectrum Brands Holdings”), in exchange for newly-issued shares of common stock of the Company. Spectrum Brands Holdings (NYSE: SPB) is a global branded consumer products company. The Harbinger Parties currently beneficially own approximately 66.9% of Spectrum Brands Holdings’ outstanding common stock and approximately 51.6% of the Company’s outstanding common stock. Under the proposal in such letter, the shares of common stock of each of Spectrum Brands Holdings and the Company would be valued at their respective volume weighted average price for the 30-day trading period ending as of the date of the proposal letter. The nonbinding proposal is conditioned upon the negotiation of mutually acceptable transaction documentation. The proposal is expected to be considered by the Special Committee and no assurance can be given that an agreement on terms satisfactory to the Special Committee or the Company will be entered into or consummated by the Company with respect to this proposal or any other transaction.
     The Special Committee consists solely of directors who have been determined by the Board of Directors of the Company to be independent under the New York Stock Exchange rules.
     This description of the letter to the Special Committee is qualified by reference to a complete copy of the letter which is filed as exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
     See Part I, “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and Part II, “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
99.1	Letter to Special Committee of the Board of Directors of Harbinger Group Inc., dated August 13, 2010, proposing that Harbinger Capital Partners Master Fund I, Ltd, Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. contribute common stock of Spectrum Brands Holdings, Inc. to Harbinger Group Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: August 17, 2010	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer